EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

To the Plan Administrator and Participants of the GMAC Insurance Personal Lines
   Retirement Savings Plan:


We consent to the incorporation by reference in Registration Statement No. 333-55118 of General Motors Corporation on Form S-8 of our report dated February 7, 2001 appearing in this Annual Report on Form 11-K of the GMAC Insurance Personal Lines Retirement Savings Plan for the year ended December 31, 2001.



/s/DELOITTE & TOUCHE LLP
------------------------
Deloitte & Touche LLP
Raleigh, North Carolina

December 16, 2002




















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